Exhibit 99.1

NUTRISYSTEM, INC. REPORTS THIRD QUARTER 2010 DILUTED EPS OF $0.32

Announces Quarterly Dividend of $0.175 per Share

Fort Washington, PA - November 1, 2010-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the third quarter of 2010. Highlights for the third quarter ended September 30, 2010 include:

  Revenues of $121.2 million, a decrease of 4% as compared to $126.4 million for Q3 2009;
  Operating income from continuing operations of $13.9 million, an increase of 3% as compared to $13.5 million for Q3 2009;
  Net income of $9.2 million, an increase of 8% as compared to $8.5 million for Q3 2009;
  Adjusted EBITDA of $19.8 million, an increase of 5% as compared to $18.8 million for Q3 2009. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income (expense), equity and impairment loss, interest, income taxes and depreciation and amortization;
  Fully diluted earnings per share of $0.32, an increase of 19% as compared to $0.27 in the third quarter of 2009; and
  Cash, cash equivalents and marketable securities of $57.4 million at September 30, 2010 as compared to $62.5 million at December 31, 2009.

"We are encouraged by the consecutive year over year earnings growth of the past two quarters and expect that to continue to finish out 2010," stated Chairman and Chief Executive Officer Joe Redling. "We remain well positioned to take full advantage of any improvement in demand trends as we prepare for the 2011 diet season."

"Year to date, we have used our visibility into customer trends to inform us on managing costs to drive profitability," said David Clark, Chief Financial Officer. "Based on the improved EPS results experienced year to date and outlook for the fourth quarter, we are now raising projected full year earnings guidance to a range of $1.12 and $1.16 per share."

The Board of Directors declared a quarterly dividend of $0.175 per share, payable November 22, 2010, to shareholders of record as of November 12, 2010. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

Conference Call and Webcast

Management will host a webcast to discuss third quarter 2010 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

The webcast will be available live under the Investor Relations section of Nutrisystem's website, www.nutrisystem.com. Please click on Investor Relations at the bottom of the home page and then click on the microphone icon on the Investor Relations home page. Interested parties unable to access the conference call via the webcast may dial 866-831-9862 (outside US/Canada 706-758-5226), the conference ID is 19083953. A replay of the conference call will be available on the Company website following the event.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight management products and services. Nutrisystem is sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, with convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the clinically tested Nutrisystem D plan, designed to help people with type 2 diabetes who want to lose weight. The Nutrisystem program is based on more than 35 years of nutrition research and the science of the low glycemic index, and offers a variety of great tasting, satisfying high-fiber, good carbohydrate meals that are heart healthy. Nutrisystem was named the "Best Value" of the six most popular commercial diet programs by SmartMoney magazine in January 2010. The program has no membership fees and provides 24/7 weight management support by trained weight loss coaches and online weight management tools free of charge. In 2010 Internet Retailer magazine recognized Nutrisystem as one of the top two overall online retailers in the Food and Drug category, and as number 56 of the top 500 online retailers overall. Nutrisystem proudly supports the American Diabetes Association in its Movement to Stop Diabetes and WomenHeart, The National Coalition for Women with Heart Disease, in its mission to bring about a greater awareness of the link between heart disease and obesity. For more information or to become a customer visit http://www.nutrisystem.com or call 1-800-435-4074.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's plans and expectations for the fourth quarter of 2010 and the full year 2010 and full year 2011, continuing to pay regular quarterly dividends and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Cindy Warner Investor Relations Nutrisystem, Inc. Tel: 215-346-8136 Email: IR@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended September 30, __________________________		Nine Months Ended September 30, _______________________
	2010	2009	2010	2009

REVENUE	$ 121,189	$ 126,385	$ 421,653	$ 419,164

COSTS AND EXPENSES:
Cost of revenue	52,654	57,245	186,585	193,021
Marketing	33,349	36,228	127,177	118,444
General and administrative	18,114	16,513	57,031	58,989
Depreciation and amortization	3,133	2,904	9,064	7,854
Total costs and expenses	107,250	112,890	379,857	378,308
Operating income from continuing operations	13,939	13,495	41,796	40,856
OTHER INCOME (EXPENSE)	3	149	(32)	339
EQUITY AND IMPAIRMENT LOSS	-	-	-	(4,000)
INTEREST (EXPENSE) INCOME, net	(31)	80	73	(16)
Income from continuing operations before income taxes	13,911	13,724	41,837	37,179
INCOME TAXES	4,690	5,075	15,037	10,094
Income from continuing operations	9,221	8,649	26,800	27,085
DISCONTINUED OPERATIONS:
Loss on discontinued operations, net of income tax benefit	(66)	(198)	(253)	(1,013)
Net income	$ 9,155	$ 8,451	$ 26,547	$ 26,072

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.32	$ 0.28	$ 0.89	$ 0.88
Loss on discontinued operations	-	(0.01)	(0.01)	(0.03)
Net income	$ 0.32	$ 0.27	$ 0.88	$ 0.85
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.32	$ 0.28	$ 0.87	$ 0.87
Loss on discontinued operations	-	(0.01)	-	(0.03)
Net income	$ 0.32	$ 0.27	$ 0.87	$ 0.84
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,106	29,529	28,835	29,407
Diluted	27,505	29,847	29,205	29,667
Dividends declared per common share	$ 0.18	$ 0.18	$ 0.53	$ 0.53

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)
	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 36,608	$ 32,198
Marketable securities	20,774	30,324
Receivables	9,044	13,057
Inventories, net	16,730	52,012
Prepaid income taxes	3,414	2,420
Deferred income taxes	1,738	2,756
Other current assets	7,088	10,682
Current assets of discontinued operations	-	166
Total current assets	95,396	143,615

FIXED ASSETS, net	33,538	21,164
IDENTIFIABLE INTANGIBLE ASSETS, net	-	250
OTHER ASSETS	5,406	5,758
	$ 134,340	$ 170,787
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 26,672	$ 32,488
Accrued payroll and related benefits	5,163	1,097
Deferred revenue	1,264	3,853
Other accrued expenses and current liabilities	5,035	2,653
Current liabilities of discontinued operations	-	183
Total current liabilities	38,134	40,274

BORROWINGS UNDER CREDIT FACILITY	20,000	-
NON-CURRENT LIABILITIES	5,358	1,550
Total liabilities	63,492	41,824

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 28,097,974 at September 30, 2010 and 30,949,784 at December 31, 2009)	26	29
Additional paid-in capital	-	6,515
Retained earnings	70,892	122,503
Accumulated other comprehensive loss	(70)	(84)
Total stockholders' equity	70,848	128,963
	$ 134,340	$ 170,787

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30, ~~-------------------------------------~~
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 26,547	$ 26,072
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on discontinued operations	253	1,013
Depreciation and amortization	9,064	7,854
Loss on disposal of fixed assets	68	29
Share-based expense	8,129	6,686
Deferred income tax expense	630	1,227
Equity and impairment loss	-	4,000
Changes in operating assets and liabilities:
Receivables	3,892	5,731
Inventories, net	35,281	31,084
Other assets	3,882	2,834
Accounts payable	(6,243)	3,623
Accrued payroll and related benefits	3,974	(366)
Deferred revenue	(2,446)	(2,769)
Income taxes	(405)	(2,088)
Other accrued expenses and liabilities	1,867	680
Net cash provided by operating activities of continuing operations	84,493	85,610
Net cash used in operating activities of discontinued operations	(145)	(815)
Net cash provided by operating activities	84,348	84,795
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(422)	(30,108)
Sales of marketable securities	10,000	-
Capital additions	(16,822)	(6,455)
Proceeds from the sale of fixed assets	-	100
Net cash used in investing activities of continuing operations	(7,244)	(36,463)
Net cash provided by (used in) investing activities of discontinued operations	112	(96)
Net cash used in investing activities	(7,132)	(36,559)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	20,000	-
Exercise of stock options	119	426
Equity compensation awards, net	(2,346)	(1,392)
Payment of dividends	(15,757)	(16,000)
Repurchase and retirement of common stock	(74,997)	(1,939)
Net cash used in financing activities	(72,981)	(18,905)
Effect of exchange rate changes on cash and cash equivalents	9	(209)
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,244	29,122
CASH AND CASH EQUIVALENTS, beginning of period	32,364	38,631

CASH AND CASH EQUIVALENTS, end of period	36,608	67,753
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS, end of period	-	614
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 36,608	$ 67,139

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Adjusted EBITDA	$ 19,781	$ 18,792	$ 58,865	$ 55,354
Non-cash employee compensation
expense	(2,709)	(2,393)	(8,005)	(6,644)
Other income (expense)	3	149	(32)	339
Equity and impairment loss	-	-	-	(4,000)
Interest (expense) income, net	(31)	80	73	(16)
Income taxes	(4,690)	(5,075)	(15,037)	(10,094)
Depreciation and amortization	(3,133)	(2,904)	(9,064)	(7,854)
Income from continuing operations	$ 9,221	$ 8,649	$ 26,800	$ 27,085

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income (expense), equity and impairment loss, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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